An Introduction to IBM and WebSphere Software

software

Exhibit 99(a)(5)(E)

Bring to bear the right systems, software, services
and partnerships to help clients innovate

  Innovation that matters is what differentiates IBM

  We’re focused on our clients

  IBM is THE innovation partner – the innovator’s innovator

IBM’s Strategy

Our Values

  Dedication to every client’s success

  Innovation that matters – for our company and for the world

  Trust and personal responsibility in all relationships

Software - Largest supplier of infrastructure software –
“Middleware”  2007 revenue: US$20.0B

Systems and Technology – Leading technology and systems
solutions – POWER Technology, System Storage, Technology
Collaboration Solutions. 2007 revenue: US$21.3B

Global Services - World’s largest business and technology
services provider – business consulting, implementation
services, hosting and outsourcing. 2007 revenue: US$54.1B

Research – IBM breaks US patent record – Tops list for 15th
consecutive year in 2007

Financing - World’s leading provider of financing and asset
management services to companies selling or acquiring IT.
2007 revenue: US$2.5B

IBM’s Businesses

The IBM Team
390,000 people worldwide contributing to our success

157,000

135,000

61,000

32,000

45,000 worldwide

18,700

sales people

12,600

sales people

7,800

sales people

10,000

AP sales people

5,000

JP sales people

“If you step back for a second, we didn't get here because of one
year...our timelines tend to be a bit longer than that and a lot of results you saw in 2007 were the result of strategic shifts we've made in the IBM company.”

IBM’s Long-term Leadership

Five key factors that differentiate IBM in the industry and for our clients:

- Samuel Palmisano, IBM Chairman and Chief Executive Officer

Financial Strength: Driving profitable growth and generating strong cash returns means that we can return value to our shareholders and invest in growth opportunities.

5.

Client Value: Even in tough economic times, clients are making a greater share of investment with IBM because of our unique value proposition, including global reach and scale, leading products, unique industry knowledge and business process expertise.

4.

Technology: We have invested more than $29 billion in research and development over the past five years; spent more than $20 billion acquiring more than 60 companies to add to our portfolio of products and expertise. 2007 was our 15th consecutive year of U.S. patent leadership.

3.

Infrastructure: The data center is going through its most fundamental transformation in decades, a shift on which
IBM is ideally positioned to capitalize.

2.

Global Reach and Scale: We serve clients in 170 countries and achieved 63 percent of our 2007 revenue from outside the United States.

1.

IBM’s software business

$6.0B

$20.0B

IBM
Software

$14.5B

$98.8B

IBM Total

2007 Pre Tax
Income

2007 Revenue

IBM Revenue

IBM Pre Tax Income

Software

Software

Source:  IBM Earnings Publication, January 18, 2007

Services, HW…

Services, HW…

20%

41%

Software Group is a technology company

2007 Software Development Spending

$3.0B

Software Products

13,200

Product Families

600

Software Patents

12,500+

Software Group Development Employees

26,000

IBM Fellows

12

Distinguished Engineers

96

Senior Technical Staff Members

262

Field Technical Employees

4,000

Software Certified IT Architects

350

Certified IT Specialists

1,644

Lab Services

3,300

Lab Person Years on Customer Engagements

4,000/yr

AG                           16,000

NE/SW IOT     4,000

AP                             6,000

Total                    26,000

Canada – 2,439

Toronto, Ottawa, Montreal, Victoria

Staines – 224

Hursley – 1,291

Haifa – 140

China – 2,821

Yamato – 476

Taiwan – 405

Paris – 81

Beaverton – 135

Bellevue – 25

Kirkland – 92

Seattle – 34

Burlingame – 153

San Francisco – 74

SVL/San Jose – 1,804

Agoura Hills – 70

El Segundo – 61

Costa Mesa – 341

Las Vegas – 38

Rochester, MN – 177

Boulder – 43

Denver – 57

Lenexa,KA – 124

Tucson – 114

Phoenix – 40

Austin – 1,210

Dallas – 43

Boston Area – 1,686

Pittsburg – 35

Poughkeepsie – 236

Providence – 20

Somers – 98

Southbury – 33

NY, NY – 33

Cork – 114

Dublin – 310

Galway – 36

Boeblingen – 543

India – 2,177

Bangalore

Pune

Hyderabad

Gurgaon

Cairo – 284

Rome – 319

Gold Coast – 134

Sydney – 46

Canberra – 21

Fairfax – 78

Raleigh – 2,482

Charlotte – 40

Lexington, KY – 44

Atlanta – 53

Bethesda – 21

Boca Raton – 181

Tampa – 24

Perth – 135

Krakow – 220

Warsaw – 30

*71 Major labs represented on map

All Locations as of December 2007

A Global Team of IBM Software Group Developers

Sao Paulo – 78

Malaysia – 87

Delft – 54

AIM: Key to IBM Software Group Success

IBM Corporation

Global Services

Business Consulting
Services

Integrated
Operations

Information
Technology
Services

EMEA North
East

EMEA South
West

Americas
Group (AG)

Asia Pacific
(AP)

Geographies

     Systems & Technology Group

pSeries

xSeries

iSeries

zSeries

System
Storage

Software Group

Info Mgmt

Rational

AIM

Lotus

Tivoli

Communications

Public

Industrial

Financial
Services

Sectors

Distribution

SMB

WebSphere/SOA Software At-a-Glance

Thirty-nine consecutive quarters of growth for the WebSphere family – the
“SOA runtime platform of choice.”

More than 100,000 companies worldwide use WebSphere software.

More than 10,000 ISVs offer applications that connect with WebSphere products.

8,000+  IBM Application & Integration Middleware (AIM) employees worldwide

IBM continues to build its community of two million WebSphere developers

Unprecedented third-party recognition and validation from analysts.

IBM SOA has been ranked #1 by WinterGreen Research

IBM SOA Centers are located in Austin, Beijing, Delhi, Hursley

SOA Development Centers: Pune and Beijing.

SOA Leadership Centers are in Dubai, La Gaude, Rome.

Recent WebSphere Acquisition History

April 2008

Market-data Delivery Platform

InfoDyne

January 2008

Business Event Processing

AptSoft

October 2000

B2B E-Commerce

OpenOrders

September
2001

EAI

CrossWorlds

September
2002

Business process management

Holosofx

March 2004

Information management
middleware

Trigo Technologies

May 2005

Open source application server

Gluecode

October 2005

SOA Security Appliances

DataPower

August 2006

Industry-specific SOA

Webify Solutions

Year

Business Focus

Company

The offers are not being made nor will any tender of shares or warrants be accepted from or on behalf of holders in any jurisdiction in which the making of the offers or the acceptance of any tender of shares or warrants therein would not be made in compliance with laws of such jurisdiction.

This presentation contains forward-looking statements.  These statements are not guarantees of future performance and are subject to inherent risks and uncertainties including with respect to the factors that may affect the completion of the acquisition.  Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may”, “will”, “expects”, “believes”, “anticipates”, “plans”, “intends”, “estimates”, “projects”, “forecasts”, “seeks”, “could”, “should”, or the negative of such terms, and other variations on such terms or comparable terminology.

Forward-looking statements include, but are not limited to, statements about the expected future business of ILOG resulting from and following the offers and the successful completion of the transaction.  These statements reflect IBM’s and ILOG’s managements’ current expectations, based upon information currently available to them and are subject to various assumptions, as well as risks and uncertainties that may be outside of their control.  Actual results could differ materially from those expressed or implied in such forward-looking statements.  Any such forward-looking statements speak only as of the date on which they are made and IBM and ILOG shall be under no obligation to (and expressly disclaim any such obligation to) update or alter such forward-looking statements whether as a result of new information, future events or otherwise, except to the extent legally required.

The tender offers, which have not yet commenced, will be made for the outstanding shares and warrants of ILOG. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any ILOG shares or warrants. The solicitation and the offer to buy the shares and warrants of ILOG will be made only pursuant to an offer to purchase and related materials that IBM and its subsidiary intend to file with the AMF (in particular the Note d’Information) and the SEC (on Schedule TO). ILOG also intends to file with the AMF a Note en Réponse and with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.

ILOG shareholders and warrant holders and other investors should read carefully the Tender Offer Statement on Schedule TO and the Note d'Information to be filed by IBM and the Schedule 14D-9 and the Note en Réponse to be filed by ILOG because these documents will contain important information, including the terms and conditions of the tender offer. ILOG shareholders and warrant holders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF’s website (http://www.amf-france.org) or with the SEC from the SEC’s website (http://www.sec.gov), in both cases without charge. Such materials filed by IBM and ILOG will also be available for free at IBM's web site (http://www.ibm.com), and at ILOG’s web site (http://www.ilog.com), respectively.

ILOG shareholders and warrant holders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offers.